Exhibit 10.1

Subscription Agreement

Cerus Corporation

2411 Stanwell Drive

Concord, California 94520

Ladies and Gentlemen:

The undersigned (the “Investor”) hereby confirms and agrees with Cerus Corporation, a Delaware corporation (the “Company”), as follows:

1.	As of the Closing (as defined below) and subject to the terms and conditions hereof, the Investor will purchase from the Company and the Company will issue and sell to the Investor (i) such number of shares (the “Shares”) of common stock of the Company, par value $0.001 per share (the “Common Stock”), and (ii) such number of warrants (the “Warrants”) to purchase shares of Common Stock, in such number of units (the “Units”), with each Unit consisting of (a) one share of Common Stock and (b) one Warrant to purchase 0.40 of a share of Common Stock (the “Warrant Ratio”), as is set forth on the signature page hereto (the “Signature Page”) for a purchase price of $2.20 per Unit.

2.	The closing is expected to occur on or about August 25, 2009 (the “Closing”) in accordance with Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended, subject to the satisfaction of certain closing conditions set forth in the Placement Agency Agreement dated as of August 19, 2009 (the “Placement Agency Agreement”) entered into by and between the Company and the placement agent for the Offering (as defined below). At the Closing, (a) the Company shall cause the Company’s transfer agent for the Common Stock to electronically deliver to the Investor through DTC the number of Shares set forth on the signature page registered in the name of the Investor or, if so indicated on the signature page, in the name of a nominee designated by the Investor, (b) the Company shall cause to be delivered to the Investor a Warrant to purchase a number of whole shares of Common Stock determined by multiplying the number of Shares set forth on the signature page by the Warrant Ratio and rounding down to the nearest whole number and (c) the aggregate purchase price for the Units being purchased by the Investor will be delivered by or on behalf of the Investor to the Company.

3.	The offering and sale of the Units (the “Offering”) is being made pursuant to (i) an effective registration statement on Form S-3 (File No. 333-154842), including the prospectus contained therein (the “Base Prospectus”), filed with the Securities and Exchange Commission (the “Commission”) on October 30, 2008, (ii) an automatically effective registration statement (File No. 333-161214) registering the rights issuable under the Company’s Stockholder Rights Plan, dated November 3, 1999, filed with the Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), on August 10, 2009, and (iii) a final prospectus supplement (the “Prospectus Supplement”) containing certain supplemental information regarding the Units and terms of the Offering. The Base Prospectus has been delivered to the Investor on or prior to the date hereof and has been filed with the Commission in accordance with applicable securities laws. The Base Prospectus, together with the documents incorporated by reference therein and the pricing information set forth in Schedule I to this Subscription Agreement, are collectively referred to herein as the “General Disclosure Package.”

4.

The Company’s obligation to issue and sell the Units to the Investor shall be subject to the receipt by the Company of the purchase price for the Units being purchased hereunder as set forth on the Signature Page and the accuracy of the representations and warranties made by the Investor herein and the fulfillment of those undertakings herein of the Investor to be fulfilled prior to the Closing Date. The Investor’s obligation to purchase the Units shall be subject to the condition that the placement agent shall not have (i) terminated the Placement Agency Agreement pursuant to the terms thereof or (ii) determined that the conditions to closing in the Placement Agency Agreement have not been satisfied.

5.	The Company shall before the opening of trading on the Nasdaq Global Market on the next trading day after the date hereof, issue a press release and file a Current Report on Form 8-K, together disclosing all material aspects of the transactions contemplated hereby and attaching thereto the form of Subscription Agreement and form of Warrant for this Offering. The Company shall not identify the Investor by name in any press release or public filing, or otherwise publicly disclose the Investor’s name, without the Investor’s prior written consent, unless required by applicable laws, rules and regulations.

6.	The Investor represents that (i) it has had full access to the General Disclosure Package prior to or in connection with its receipt of this Subscription Agreement and is relying only on such information and documents in making its decision to purchase the Units, and (ii) it is acquiring the Units for its own account, or an account over which it has investment discretion, and does not have any agreement or understanding, directly or indirectly, with any person or entity to distribute any of the Units.

7.	The Investor and the Company each has the requisite power and authority to enter into this Subscription Agreement and to consummate the transactions contemplated hereby.

8.	The Investor represents that neither the Investor nor any person acting on behalf of, or pursuant to any understanding with or based upon any information received from, the Investor has, directly or indirectly, as of the date of this Subscription Agreement, engaged in any purchases or sales of the securities of the Company or has violated its obligations of confidentiality with respect to the Offering since the time that the Investor was first contacted by the Company or its agents with respect to the transactions contemplated hereby. The Investor covenants that neither it, nor any person acting on behalf of, or pursuant to any understanding with or based upon any information received from, the Investor will engage in any purchases or sales of the securities of the Company prior to the time that the transactions contemplated by this Subscription Agreement are publicly disclosed pursuant to Section 5 hereof. Notwithstanding the foregoing, in the case of an Investor and/or its affiliates that is, individually or collectively, a multi-managed investment bank or vehicle whereby separate portfolio managers manage separate portions of such Investor’s or affiliates assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s or affiliates assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio managers that have knowledge about the financing transaction contemplated by this Subscription Agreement.

9.	The Investor represents that, except as set forth on the signature page, (i) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (ii) it is not a FINRA member or an Associated Person (as such term is defined under FINRA Membership and Registration Rules Section 1011(b)) as of the date hereof, and (iii) neither it nor any group of investors (as identified in a public filing made with the Commission) of which it is a member, acquired, or obtained the right to acquire, 20% or more of the Common Stock (or securities convertible or exercisable for Common Stock) or the voting power of the Company on a post-transaction basis.

10.	The Placement Agency Agreement contains representations, warranties, covenants and agreements of the Company, which may be relied upon by the Investor, which shall be a third party beneficiary

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thereof. The Company confirms that, since the time that the Investor was first contacted by the Company or its agents with respect to the transactions contemplated hereby, neither it nor any other person acting on its behalf has provided the Investor or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information, except as will be disclosed in the Prospectus Supplement and the Company’s press release and Form 8-K to be filed with the Commission pursuant to Section 5 hereof. The Company understands and confirms that the Investor will rely on the foregoing in effecting transactions in securities of the Company.

11.	This Subscription Agreement will involve no obligation or commitment of any kind until this Subscription Agreement is accepted and countersigned by or on behalf of the Company. The Investor acknowledges and agrees that the Investor’s receipt of the Company’s counterpart to this Subscription Agreement shall constitute written confirmation of the Company’s sale of Units to such Investor.

12.	All covenants, agreements, representations and warranties herein will survive the execution of this Subscription Agreement, the delivery of the Units being purchased and the payment therefor.

13.	In the event that the Placement Agency Agreement is terminated by the placement agent for the Offering pursuant to the terms thereof, this Agreement shall terminate without any further action on the part of the parties hereto.

14.	This Subscription Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor. This Subscription Agreement will be governed by the internal laws of the State of New York, without giving effect to the principles of conflicts of law. This Subscription Agreement may be executed in one or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and signatures may be delivered by facsimile or by e-mail delivery of a “.pdf” format data file. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Placement Agency Agreement.

[Signature page follows]

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INVESTOR SIGNATURE PAGE

Number of Units:

(each consisting of one Share and one Warrant to purchase 0.40 of a share of Common Stock)

Purchase Price Per Unit: $2.20

Aggregate Purchase Price: $

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of: August 19, 2009

NAME OF INVESTOR:

By:
Name:
Title:

Exact name which Shares and Warrants are to be registered:

Taxpayer Identification Number:

Mailing Address for Warrants:

DWAC Instructions for the Shares:

Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Shares are maintained)

DTC Participant Number

Name of Account at DTC Participant being credited with the Shares

Account Number at DTC Participant being credited with the Shares

Person to contact to initiate DWAC at closing:

Name:
Tel:
Email:

EXCEPTIONS TO SECTION 9:

(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)

Agreed and Accepted this 19th day of August, 2009:

CERUS CORPORATION

By:
Name:
Title:

Sales of the Units purchased hereunder were made pursuant to a registration statement or in a transaction in which a final prospectus would have been required to have been delivered in the absence of Rule 172 promulgated under the Securities Act.

SCHEDULE I

Pricing Information

Number of Units to be Sold: 6,000,000

Stock: 6,000,000 shares

Warrants: 2,400,000 shares of Warrant Stock

Unit: 1 share of Stock and a Warrant to purchase 0.40 of a share of Warrant Stock

Warrants: $2.90 exercise price; 5 year term; exercisable commencing on the sixth month anniversary of the date of issuance

Offering Price: $2.20 per Unit

Aggregate Placement Agent Fee: $660,000

Estimated Net Proceeds to the Company (before transaction expenses other than the Placement Agent Fee): $12.54 million

Dilution: $1.33 per share of Common Stock